Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Amendment No.5 to the Registration Statement on Form S-1/A of our report dated September 11, 2015, except for the effects of the 2015 stock split described in Note 18 for which the date is December 30, 2015, relating to the 2013 consolidated financial statements of Shimmick Construction Company, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading ‘‘Experts’’ in such Registration Statement.

/s/ Burr Pilger Mayer, Inc.

San Francisco, California

January 6, 2016